Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Agreement (this “Agreement”) is entered into as of this _______day of ________by and between Diedrich Coffee, Inc., a Delaware corporation (the “Company”), and _______(“Indemnitee”).

RECITALS

WHEREAS, the Board of Directors has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company has adopted provisions in its Bylaws providing for indemnification of its officers and directors to the fullest extent authorized by the General Corporation Law of the State of Delaware, and the Company wishes to clarify and enhance the rights and obligations of the Company and Indemnitee with respect to indemnification;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have Indemnitee continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company; and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter.

AGREEMENT

Now, therefore, in consideration of Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

1. Service by Indemnitee. Indemnitee will serve and/or continue to serve as a director or officer of the Company faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.

2. Indemnification. The Company shall indemnify and hold harmless Indemnitee to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

(a) to the extent expressly prohibited by Delaware law or the Bylaws of the Company;

(b) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made for the purchase or sale by Indemnitee of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

(c) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of the Company or any other company or other enterprise where Indemnitee is or was serving at the request of the Company, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement; and

(d) in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 10 to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Company.

3. Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or threatened to be made a party to, or was or is otherwise involved in, any Proceeding (other than an action by or in the name of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee, agent or trustee of the Company or while a director, officer, employee, agent or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by Indemnitee, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee. Pursuant to this Section, Indemnitee shall be indemnified against all expense, liability and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of Indemnitee, and Expenses (as defined below)) actually and reasonably incurred or suffered by Indemnitee in connection with such Proceeding, if Indemnitee met any applicable standard of conduct set forth in the General Corporation Law of the State of Delaware.

4. Indemnity in Proceedings by or in the Name of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding brought by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, agent or trustee of the Company or while a director, officer, employee, agent or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by Indemnitee, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee. Pursuant to this Section, Indemnitee shall be indemnified against all expense, liability and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of Indemnitee, and Expenses) actually and reasonably incurred or suffered by Indemnitee in connection with such Proceeding if Indemnitee met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such expense, liability and loss as such court shall deem proper.

5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any limitations of Section 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses reasonably incurred or suffered by Indemnitee in connection therewith.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expense, liability and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of Indemnitee, and Expenses) actually and reasonably incurred or suffered in connection with any Proceeding (including a Proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expense, liability and loss actually and reasonably incurred or suffered to which Indemnitee is entitled.

7. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director or officer of the Company, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.

8. Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5, 6 or 7 the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of the Company by a majority vote of Disinterested Directors (as defined below), whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (d) the stockholders of the Company. Such Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board of Directors so to select such Independent Counsel or upon failure of Indemnitee so to approve, such Independent Counsel shall be selected upon application to a court of competent jurisdiction. Such determination of entitlement to indemnification shall be made, and such indemnification shall be paid in full by the Company, not later than sixty calendar days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of the Company’s Bylaws or any directors’ and officers’ liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

9. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 8 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within sixty calendar days after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

10. Remedies of Indemnitee in Cases of Determination Not to Indemnify or to Pay Expenses; Right to Bring Suit. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if Expenses have not been timely paid pursuant to Section 15, Indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Delaware of entitlement to such indemnification or payment. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. In (a) any suit or arbitration brought by Indemnitee to enforce a right to indemnification hereunder (but not in a suit or arbitration brought by Indemnitee to enforce a right to an advancement of Expenses) it shall be a defense that, and (b) any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses in the event of a final judicial decision from which there is no further right to appeal that, Indemnitee has not met the applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct shall create a presumption that Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by Indemnitee, be a defense to such suit. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any court or before any arbitrator pursuant to this Section 10 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings), and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such suit to the extent Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit.

11. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other right which Indemnitee may now or hereafter acquire under any law, agreement, vote of stockholders or Disinterested Directors, provisions of the Certificate of Incorporation or Bylaws or otherwise.

12. Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by Indemnitee.

13. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company or is serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

14. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a) The Company shall be entitled to participate therein at its own expense; and

(b) Except as otherwise provided in this Section 14(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not within 60 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial or arbitral award if the Company was not given an opportunity, in accordance with this Section 14, to participate in the defense of such Proceeding. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

15. Advancement of Expenses. All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by the Company at the request of Indemnitee, each such payment to be made within twenty calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments from time to time. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Such statement or statements shall: (a) reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith; and (b) if the General Corporation Law of the State of Delaware requires, where the Expenses were incurred by Indemnitee in Indemnitee’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by Indemnitee) shall include or be accompanied by an undertaking to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee’s undertaking is not required to be secured.

16. Insurance. The Company may maintain insurance against liability arising out of this Agreement or otherwise.

17. Separability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

18. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

19. Definitions. For purposes of this Agreement:

(a) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(b) “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification or payment of Expenses under Sections 8, 10 and 12 above but shall not include the amount of judgments, fines, ERISA excise taxes or penalties actually levied against Indemnitee or any amounts paid in settlement by or on behalf of Indemnitee.

(c) “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(d) “Proceeding” means any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, for which indemnification is not prohibited under Sections 2(a)-(c), including any and all appeals, whether civil, criminal, administrative or investigative, to which Indemnitee was or is made a party or is threatened to be made a party or is otherwise involved by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

20. Other Provisions.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

(b) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c) This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if Indemnitee is an officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.

(d) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(e) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DIEDRICH COFFEE, INC.

By

Indemnitee

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

I ________________________, agree to reimburse the Company for all expenses paid to me by the Company in connection with any Proceeding (as defined in the Indemnification Agreement dated as of ________between me and the Company), in the event, and to the extent that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that I am not entitled to be indemnified by the Company for such expenses.

Signature____________________________________

Typed Name_________________________________

Office______________________________________

___________) ss:

Before me ___________, on this day personally appeared______ , known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at _______, this _______ day of _______, 200__.

Notary Public

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